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                                                                   Exhibit 23.1


                                 J.H. COHN, LLP
                       1420 Kettner Boulevard, Suite 411
                       San Diego, California  92101-2433
                                 (619) 231-0200



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated September 3, 1998 on the financial statements of SYS (the "Company") as of and for the years ended June 30, 1998 and 1997 which appears in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998.

                             Sincerely,


                             /s/ J.H. COHN, LLP
                             J.H. COHN, LLP



San Diego, California
March 15, 1999



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